UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Better Home & Finance Holding Company
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On August 24, 2026, Better Home & Finance Holding Company issued the following press release.

Special Committee of Better Home & Finance Issues Statement on Leadership and Operating Progress

Significant operational progress is being made under new leadership, reinforcing the Board’s decision to move past the founder-led era

NEW YORK, NY — August 24, 2026 — Better Home & Finance Holding Company (NASDAQ: BETR) (“Better” or the “Company”) today announced that the Special Committee of the Board of Directors (the “Special Committee”) provided an update on the Company’s leadership and operating progress.

The Special Committee said: “The decision to appoint Daniel Lewis as Interim Chief Executive Officer, transition away from founder-led executive leadership and conduct a search for a permanent CEO was supported by every director other than Better’s founder and former CEO, Vishal Garg. It reflected the Board’s collective judgment, following careful deliberation, as to what was in the best interests of Better and its shareholders.”

The Board determined that it was in the best interests of the Company and its shareholders to appoint the Special Committee to evaluate and respond to the campaign being led by Vishal Garg to remove a majority of the Company’s directors. The Special Committee remains focused on its responsibilities to all shareholders. Its directors have built and governed companies across financial services, technology and other industries, and bring that experience to Better with one objective: to act in the best interests of the Company and all shareholders.

The operating progress made since Mr. Lewis’s appointment as Interim Chief Executive Officer has strengthened the Special Committee’s conviction in the leadership transition and its confidence in Mr. Lewis’s stewardship. Recent operational progress includes:

•Better remains within its published guidance for the third quarter and expects to return to growth.
•A newly-launched partnership is producing the strongest initial performance of any partnership launch in the Company’s history, as measured by locked loan volume.
•The Company expects to exceed its previously announced $45 million in annualized cost reductions.
•Better remains on track to launch its wholesale program, powered by the upcoming launch of TinmanGo, as well as at least two additional enterprise partnerships.
•The sale process involving the Company’s U.K.-based bank remains ongoing, and Better continues to engage with interested parties.

The Special Committee’s confidence has been further reinforced by the response from employees, partners and lenders to the change in leadership. Members of the Special Committee have received strong and consistent feedback that Better is moving in the right direction and that the renewed focus, discipline and clarity under Mr. Lewis, are being felt across the Company and its key relationships.

The Special Committee is unanimous in its view that Mr. Garg should have no continuing operating role at Better. The consequences of returning Mr. Garg to an operating role should be understood by all: the risk of further destruction of shareholder value (the Company's stock price declined by more than 90% during his tenure as CEO), damage to Better’s corporate culture and morale (which is now improving) and a long shadow cast over the permanent CEO search as any candidate may doubt his or her ability to stay in the role for long.

Better is at an inflection point. Based on feedback from stakeholders, demonstrated product-market fit and a growing partnership pipeline, the Special Committee has confidence that Better can make Tinman a platform of choice across the mortgage industry and create significant value for shareholders and other stakeholders.

The Special Committee is enthusiastic about Better’s future. The path forward is disciplined execution, accountability and continued progress. That is where Better’s focus remains.

About Better

Better Home & Finance Holding Company (NASDAQ: BETR) is the first AI-native mortgage and home equity finance platform, and first fintech to fund more than $110 billion in loan volume. Better has leveraged its industry-leading AI platform, Tinman®, to achieve its singular mission of making homeownership cheaper, faster, and easier for all Americans. Tinman® allows customers to see their rate options in seconds, get pre-approved in minutes, lock in rates, and close their loan in as little as three weeks. In addition, Betsy™, the first AI loan agent built exclusively for the mortgage industry, revolutionizes the homebuying journey by answering questions, delivering approvals, comparing products, processing rate locks, and moving their loan application along to closing 24/7/365. Better’s mortgage offerings include GSE-conforming mortgage loans, FHA and VA loans, and jumbo mortgage and home equity loans. Better serves customers in all 50 US states and the United Kingdom.
For more information, follow @betrmortgage on X and @betterdotcom on Instagram and TikTok.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release that are not historical facts should be considered forward-looking statements, including, without limitation, statements and expectations regarding Mr.’s Garg’s role with the Company, the Company’s third-quarter 2026 results, anticipated return to growth, annualized cost reductions, the anticipated launch of the Company’s wholesale program and TinmanGo, the launch and performance of enterprise partnerships and the sale process involving the Company’s U.K.-based bank. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements are inherently subject to risks and uncertainties which could cause actual future events to differ materially from those expressed or implied by the forward-looking statements in this communication. These risks and uncertainties include those risks discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026. New risks and uncertainties arise from time to time, and it is impossible for Better to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Better undertakes no obligation, except as required by law, to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

Important Additional Information and Where to Find It

The Company has filed with the U.S. Securities and Exchange Commission (the "SEC") a preliminary consent revocation statement dated August 19, 2026, and the Company intends to file a definitive consent revocation statement together with an accompanying WHITE consent revocation card, in opposition to the solicitation of written consents by Vishal Garg and the members of his group (collectively, the "Garg Group") seeking to remove members of the Company's Board of Directors. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS THE COMPANY FILES WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain copies of the consent revocation statement, any amendments or supplements thereto and any other documents filed by the Company with the SEC free of charge at the SEC's website (www.sec.gov) and at the Company's investor relations website (investors.better.com).

Participants in the Solicitation

The Company, members of its Board of Directors and certain of its executive officers and employees may be deemed to be “participants” (as defined in Instruction 3 to Item 4 of Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of revocations of consent from the Company's stockholders in connection with the Garg Group's consent solicitation. Information regarding such persons and their direct or indirect interests in the Company, by security holdings or otherwise, is set forth in the Company's preliminary consent revocation statement, filed with the SEC on August 19, 2026, the Company’s definitive proxy statement for its 2026 annual meeting of stockholders, filed with the SEC on April 30, 2026 (under the headings "Ownership of Our Common Stock," "Director Compensation" and "Executive Compensation"), in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 13, 2026, and in Initial Statements of Beneficial Ownership of Securities on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC on July 22, 2026 for each of Michael Farello (available here) and Hugh R. Frater (available here); May 21, 2026 for Vishal Garg (available here); August 6, 2026 for Daniel Lewis (available here); and July 22, 2026 for each of Arnaud Massenet (available here), Bhaskar Menon (available here), Prabhu Narasimhan (available here), and Harit Talwar (available here). To the extent any such person's holdings of the Company's securities have changed since the filings identified above, such changes have been or will be reflected in Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Updated information regarding the identity of participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the consent revocation statement and other materials to be filed by the Company with the SEC. These documents may be obtained free of charge from the sources indicated above.

For investor relations related inquiries, please reach out to ir@better.com.
For press and media related inquiries, please reach out to comms@better.com.

Source: Better Home & Finance Holding Company